Exhibit 99.1

TruGolf Announces Reverse Stock Split

Salt Lake City, Utah, June 18, 2025 - TruGolf Holdings, Inc. (NASDAQ: TRUG), a leading provider of golf simulator software and hardware, today announced that it filed an amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a 1-for-50 reverse stock split of its Class A common stock. The reverse stock split will take effect at 12:01 am (Eastern Time) on June 23, 2025, and the Company’s Class A common stock will open for trading on The Nasdaq Capital Market on June 23, 2025 on a post-split basis, under the existing ticker symbol “TRUG” but with a new CUSIP number 243733409.

As a result of the reverse stock split, every fifty shares of the Company’s Class A common stock issued and outstanding prior to the opening of trading on June 23, 2025 will be consolidated into one issued and outstanding share. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, as well as to the number of shares issuable under the Company’s equity incentive plans. The Class A common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the number of authorized shares of Class A common stock or the par value of the Class A common stock. No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would become entitled to a fractional share because the number of shares of Class A common stock they hold before the reverse stock split is not evenly divisible by the split ratio. Instead, the stockholder will be entitled to receive a cash payment in lieu of a fractional share.

As a result of the reverse stock split, the number of shares of Class A common stock outstanding will be reduced from approximately 40.5 million shares to approximately 0.8 million shares, and the number of authorized shares of Class A common stock will remain at 650 million shares.

About TruGolf, Inc.

Since 1983, TruGolf has been passionate about driving the golf industry with innovative indoor golf solutions. TruGolf builds products that capture the spirit of golf. TruGolf’s mission is to help grow the game by attempting to make it more Available, Approachable, and Affordable through technology - because TruGolf believes Golf is for Everyone. TruGolf’s team has built award-winning video games (“Links”), innovative hardware solutions, and an all-new e-sports platform to connect golfers around the world with E6 CONNECT. Since TruGolf’s beginning, TruGolf has continued to attempt to define and redefine what is possible with golf technology.

Forward-Looking Statements

This news release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements that are not of historical fact constitute “forward-looking statements” and accordingly, involve estimates, assumptions, forecasts, judgements and uncertainties. Forward-looking statements include, without limitation, the timing of the reverse stock split. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements contained in this release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website, www.sec.gov.

Contact:	Michael Bacal
mbacal@darrowir.com
917-886-9071